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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) July 21, 1998


                  SECURED INVESTMENT RESOURCES FUND, L.P., III
             (Exact Name of Registrant as Specified in its Charter)


           MISSOURI                 000-18475                    48-6291172
(State or Other Jurisdiction      (Commission                  (IRS Employer
       of Incorporation)           File Number)              Identification No.)





1100 Main, Suite 2100, Kansas City, MO                            64105
(Address of Principal Executive Offices)                       (Zip Code)


     Registrant's telephone number, including area code (816) 421-4670



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Item 1. Changes in Control of Registrant.

         On July 21st, 1998, Nichols Resources Ltd., a general partner of the Registrant ("Nichols"), Bond Purchase, L.L.C. ("Bond") and David L. Johnson ("Johnson") and other affiliates of Johnson, along with the Registrant, SIR Partners III, L.P., the Managing General Partner of the Registrant ("SIR Partners III"), SPECS, Inc., the company which provides the Registrant management and investor services ("SPECS") and James R. Hoyt, also a general partner of the Registrant ("Hoyt"), entered into a certain Settlement Agreement and Mutual Release (the "Agreement"). The Agreement settled a dispute which had arisen between Nichols, SIR Partners III and Hoyt, two general partners of the Registrant over the proper course of action to be taken for the Registrant. This dispute resulted in the filing of a civil action in the Circuit Court of Jackson County, Missouri.

         Pursuant to the Agreement, Nichols has agreed (i) to pay $100,000 in cash to SIR Partners III and Hoyt, $21,751 of which will be paid by Hoyt to the Registrant to pay a receivable owed by affiliates of the Registrant for unpaid excess syndication costs and expenses currently shown on the Registrant's financial statements and (ii) to dismiss the civil actions filed. In exchange for the $100,000 in cash and the dismissal of the civil actions, SIR Partners III and Hoyt have agreed (i) to transfer their general partnership interests to Nichols and (ii) to withdraw as Managing General Partner and general partners. Under the Registrant's Amended and Restated Agreement of Limited Partnership dated December 6, 1988 (the "Partnership Agreement"), such transfers and withdrawals are subject to the majority vote of the Registrant's limited partners (the "Limited Partners"). Hoyt and SIR Partners III have also agreed that Nichols, as general partner of the Registrant, shall have the right to designate the management company to manage the assets of the Registrant and to execute all documents to effectuate the release of the current management contract.

         Nichols is a Missouri corporation, the owner of which is MJS Associates, Inc., a Missouri corporation. Nichols, as a general partner of the Registrant, intends to call for a vote without a meeting of the Limited Partners, file a proxy statement with the Securities and Exchange Commission and solicit proxies from the Limited Partners to seek approval from the Limited Partners to the transfer of the general partnership interests, the withdrawal of Hoyt and SIR Partners III as general partners of the Registrant and the replacement of SIR Partners III as Managing General Partner in favor of Nichols. Hoyt and SIR Partners III have agreed to use their best efforts to assist in obtaining approval from the limited partners of the withdrawal of Hoyt and SIR Partners III as general partners of the partnership. In the event the majority approval is obtained, Nichols shall be the sole general partner of the Registrant.



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         In  connection  with the  Agreement,  Johnson  and Bond have  agreed to clarify its statement that it filed with the SEC on March 25, 1998 in which they indicated that Hoyt had failed to provide financial and other information with respect to the Registrant and Hoyt had a conflict of interest as a general partner of the Registrant in certain actions taken by Hoyt. Johnson and Bond must clarify or withdraw such previous statements that were filed with the SEC.

Item 5. Other Events.

         Several months ago, the KC Club Apartments, a  property  owned  by  the
Registrant (the "Apartments"), were lost to foreclosure due to the Registrant's default on loan payments owed to the lender and the Registrant's inability to restructure the loan. The loan was secured by a certain Deed of Trust from the Registrant to William B. Deas, Trustee for the lender, dated June 12, 1989 (the "Deed of Trust"). On December 5, 1997, James A. Hart, as Successor Trustee under the Deed of Trust, sent a Notice of Trustee's Sale to the Registrant with respect to the Apartments. On January 7, 1998, the Apartments were sold by the Successor Trustee at a public sale and foreclosure on the Deed of Trust to satisfy the obligations of the loan.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Secured Investment Resources
                                           Fund, L.P., III


Date: August 11, 1998                      By:  Nichols Resources, Ltd., its
                                                general partner


                                                By: /s/ Christine A. Robinson
                                                        Christine A. Robinson
                                                        President


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